EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Path 1 Network Technologies Inc. on Form S-8 of our report dated February 15, 2002 (except for Note 13, as to which the date is April 11, 2002) appearing in Path 1 Network Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ Ernst & Young LLP


ERNST & YOUNG LLP


San Diego, California
August 26, 2002